UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: December 18, 2009

COMMISSION FILE NUMBER: 333-146405

VELOCITY OIL & GAS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEVADA	1311	20-5465816
(STATE OR JURISDICTION OF INCORPORATION OR ORGANIZATION)	(PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

1100 HAMMOND DRIVE
SUITE 410-A144
ATLANTA, GA 30328
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

Graha  Mandiri, Floor 18
Jl lman Bonjol No. 61
Jakarta Pusat 10310
Indonesia
(ADDRESS OF FORMER PRINCIPAL EXECUTIVE OFFICES)

(770) 392 4898 ext 2742
(REGISTRANT'S TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On or around November 10, 2009, Travel Engine Solutions, LLC (“Travel Engine”) subscribed for 1,000 shares of Velocity Oil & Gas, Inc. (the “Company,” “we,” and “our”) Series A Preferred Stock (the “Series A Shares”) for aggregate consideration of $175,000.  A total of $50,000 of the funds for the Series A Shares was received immediately and pursuant to the terms of the Subscription Agreement, we agreed to issue Travel Engine one share of Series A Preferred Stock in connection with such payment, which share (the “Series A Preferred Share”) was to be held in trust until such time as Travel Engine paid the remaining $125,000 due pursuant to the terms of the Subscription Agreement (the “Additional Consideration”).

Additional “Requirements” which had to be met prior to Travel Engine paying the Additional Consideration included that the Company had no liabilities, was not party to any litigation (threatened or pending), had no convertible securities outstanding (other than a convertible note currently held by Capersia Pte. Ltd.), the Company shall have filed its Form 10-Q (the “Form 10-Q”), the Company shall have obtained the resignation of its current officers and Directors (along with representations from such officers and Directors that no fees or other compensation was due to such officers and Directors), which occurred as described below, and Frank Jacobs, the Company’s former Director shall have entered into a lock-up agreement, approved by Travel Engine, pursuant to which Mr. Jacobs would agree not to sell any Company securities for a period of one (1) year, which has previously occurred.

The Company received the Additional Consideration in December 2009.

ITEM 5.01.	CHANGE IN CONTROL OF REGISTRANT.

Travel Engine is 100% beneficially owned by Matthew Krieg who acquired all of Konstantin Derenstein’s (a former owner of Travel Engine) ownership in Travel Engine subsequent to the filing of the Company’s Form 10-Q for the period ended September 30, 2009 on November 20, 2009, which Form 10-Q originally reported the change in control of the Company, and as a result of the entry into the Subscription Agreement and the transactions described above, Matthew Krieg (who subsequently became the Company’s sole officer and Director as described below) obtained and holds sole voting control over the Company.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On or around December 18, 2009, the Board of Directors of Velocity Oil & Gas, Inc. (the “Company”) increased the number of Directors of the Company from two (2) to three (3).  The Board also appointed Matthew Krieg, a beneficial owner of Travel Engine, as a Director of the Company to fill the vacancy left by the increase in Directors pursuant to the authority provided to the Board of Directors in the Company’s Bylaws (the “Appointment”).  Immediately following the Appointment, and effective December 18, 2009, Edwargo Setjadiningrat resigned as President, Chief Executive Officer, Chief Financial Officer and Director of the Company and Frank Jacobs resigned as Secretary and Director of the Company.

The Board of Directors, then consisting of Mr. Krieg appointed Mr. Krieg as President, Chief Executive Officer, Chief Financial Officer, Treasurer and as Secretary of the Company, effective December 18, 2009.

Mr. Krieg’s biographical information is described below:

Matthew Krieg, Age 39

Since November 2008, Mr. Krieg has been self-employed as a consultant in the online travel and ecommerce industry.  Mr. Krieg served as the president of nPorta, Inc., in Atlanta, Georgia, which provides software development and consulting to the travel industry, from July 2003 to October 2008.  From February 2005 to June 2006, Mr. Krieg served as the Vice President of Strategic Planning with OneTravel, Inc., in Atlanta, Georgia.  From September 2002 to May 2003, Mr. Krieg served as a Senior Financial Analyst with Leisure Industries in Las Vegas, Nevada.  From January 1999 to August 2002, Mr. Krieg served as Strategic Finance Manager to Eastern Airlines in Miami, Florida.

Mr. Krieg obtained his Bachelors degree from the University of Miami in Management in 1993 and his Masters degree from the University of Miami in Finance in 1999.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VELOCITY OIL & GAS, INC.

/s/ Matthew Krieg
Matthew Krieg
Chief Executive Officer

January 6, 2010